UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2005

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20838	75-2396863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Desta Drive, Suite 6500

Midland, Texas  79705-5510

 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:

(432) 682-6324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

$225 Million 7¾% Notes Due 2013

On July 14, 2005, Clayton Williams Energy, Inc. (the “Company”) entered into a Purchase Agreement with J.P. Morgan Secrurities, Inc. to issue and sell in a private placement $225 million in aggregate principal amount of senior notes (the “Notes”) due 2013, to be offered by the initial purchaser pursuant to Rule 144A and Regulation S under the Securities Act of 1933 (the “Act”).  The Notes may not be sold in the United States absent registration or an applicable exemption from the registration requirements of the Act.  Interest on the Notes will accrue at a rate of 7¾% per annum and will be payable semi-annually in arrears on August 1 and February 1 of each year beginning February 1, 2006.  Net proceeds from the offering will be used to repay amounts under the Company’s existing credit facilities and for general corporate purposes, including the funding of planned exploration and development activities.  The transaction is expected to close on July 20, 2005, subject to customary closing conditions.

Amendment to Credit Facility

On July 18, 2005, the Company entered into a First Amendment to Amended and Restated Credit Agreement (the “First Amendment”), which amends the Company’s Amended and Restated Credit Agreement (the “Senior Credit Facility”) dated May 21, 2004, among the Company, Southwest Royalties, Inc. (successor by merger to CWEI-SWR, Inc.), Warrior Gas Co., CWEI Acquisitions, Inc., Romere Pass Acquisition L.L.C., CWEI Romere Pass Acquisition Corp., Blue Heel Company, Tex-Hal Partners, Inc., JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A. (Illinois)), as Administrative Agent, and the Lenders named therein.

Pursuant to the First Amendment, (i) the Company was permitted to incur up to $225 million in aggregate principal amount of Notes, and (ii) the borrowing base will be adjusted to $132.5 million effective upon the issuance of the Notes.

In the past and from time to time in the future, certain of the Lenders under the Senior Credit Facility and their affiliates have provided the Company and the Company’s affiliates certain commercial banking, financial advisory, investment banking and other services in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

Item 9.01 Financial Statements and Exhibits

(c)                                  Exhibits

EXHIBIT NO.	DESCRIPTION

Exhibit 10.1	First Amendment to Amended and Restated Credit Agreement dated July 18, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

July 19, 2005	By:	/s/ L. Paul Latham
L Paul Latham
Executive Vice President and Chief Operating Officer

July 19, 2005	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief Financial Officer

CLAYTON WILLIAMS ENERGY, INC.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

Exhibit 10.1	First Amendment to Amended and Restated Credit Agreement dated July 18, 2005